UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2010

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

001-33628

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 19, 2010, Energy XXI (Bermuda) Limited’s indirect wholly-owned subsidiary Energy XXI Gulf Coast, Inc. (“Gulf Coast”) received written confirmation from the administrative agent under its Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”) that it had received signature pages from all of the lenders under the First Lien Credit Agreement for the Eighth Amendment to Amended and Restated First Lien Credit Agreement dated as of November 17, 2010 (the “Amendment”).  The Amendment remains subject to several conditions before becoming effective, including, without limitation, the consummation of the acquisition (the “Exxon Acquisition”) of assets by Energy XXI GOM, LLC, Gulf Coast’s direct wholly-owned subsidiary, pursuant to that certain Purchase and Sale Agreement with Exxon Mobil Corporation, Mobil Oil Exploration & Producing Southeast Inc. and ExxonMobil Pipeline Company dated as of November 19, 2010 and the delivery to the administrative agent of mortgages or supplements to existing mortgages covering eighty five percent of the total value of the proved reserves and proved developed producing reserves being acquired pursuant to the Exxon Acquisition.  The Amendment shall not become effective, and by its terms it will expire, unless the conditions to its effectiveness are satisfied on or prior to March 31, 2011.

Upon becoming effective, the Amendment will provide changes, supplements and other modifications to the First Lien Credit Agreement in furtherance of effecting the Exxon Acquisition and related financing matters.  Those amendments, supplements and other modifications include:

•	increasing the commitments by the lenders for revolving loans under the First Lien Credit Agreement to $925 million and setting the borrowing base at the time of effectiveness at $700 million;

•	increasing the commitment amount for letters of credit under the First Lien Credit Agreement to $300 million;

•
extending the maturity date for the First Lien Credit Agreement to a date that is the last business day of the month which is four years from the effective date of the Amendment, provided that the maturity date shall nevertheless be accelerated to March 2013 if any of Gulf Coast’s 10% Senior Notes due 2013 remain outstanding ninety days prior to June 15, 2013;

•
permitting Gulf Coast and its subsidiaries to incur additional unsecured indebtedness in an aggregate principal amount not to exceed $1 billion and the refinancing of any such indebtedness, provided that such indebtedness is used to pay for the redemption of Gulf Coast’s 16% Second Lien Junior Secured Notes due 2014 and 10% Senior Notes due 2013, pay amounts owed in connection with the consummation of the Exxon Acquisition, repay outstanding indebtedness under the First Lien Credit Agreement and pay for fees and expenses associated with the Exxon Acquisition and related financing, refinancing and payments otherwise contemplated under the provision;

•
restricting Gulf Coast’s prepayment of any such additional unsecured indebtedness prior to the date that is 180 days after the date that is the maturity date under the First Lien Credit Agreement, provided that such restriction shall not limit Gulf Coast’s ability to otherwise refinance such indebtedness as permitted under the First Lien Credit Agreement (as amended); and

•
permitting Gulf Coast to use the proceeds from the increase of the borrowing base under the Amendment, from the amounts of such additional unsecured indebtedness so incurred and from issuances of equity securities of Gulf Coast to its parent entity, Energy XXI USA, Inc., generally to prepay, redeem, purchase or otherwise retire the indebtedness of Gulf Coast under its 16% Second Lien Junior Secured Notes due 2014 and 10% Senior Notes due 2013.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

10.1	Eighth Amendment to Amended and Restated First Lien Credit Agreement dated as of November 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: November 23, 2010	By
/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

10.1	Eighth Amendment to Amended and Restated First Lien Credit Agreement dated as of November 17, 2010